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EXHIBIT 3.25

CERTIFICATE OF INCORPORATION

OF

RS FUNDING CORPORATION

        The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of Delaware"), hereby certifies that:

          1.     The name of the corporation incorporated hereby is RS Funding Corporation (the "Corporation").

          2.     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          3.     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4.     The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock. All such shares are of one class and are without par value.

          5.     Election of directors need not be by ballot unless the by-laws of the Corporation so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the board of directors or in the by-laws of the Corporation.

          6.     The affairs of the Corporation shall be managed by a board of directors (the "Board of Directors"). The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in, the by-laws of the Corporation, with the initial Board of Directors consisting of four members.

          7.     The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          8.     The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          9.     The Board of Directors is expressly authorized to make, alter, and repeal the by-laws of the Corporation, subject to the power of the shareholders of the Corporation to alter or repeal any by-law of the Corporation, including by-laws adopted by the Board of Directors or the shareholders.

          10.   The name and mailing address of the sole incorporator is as follows:

        Nicholas San Filippo IV, Esq.
        Lowenstein Sandler PC
        65 Livingston Ave.
        Roseland NJ 07068

          11.   From time to time any of the provisions of this certificate of incorporation may he amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation arc granted subject to the provisions of this Article 11.

        THE UNDERSIGNED has hereby executed this Certificate of Incorporation as the sole incorporator of the Corporation, for the purpose of forming the Corporation pursuant to the General Corporation Law of Delaware, does mike this certificate, hereby declaring and further certifying that this is the undersigned's act and deed and that the facts stated herein are true, as of December 23, 2002.

/s/ NICHOLAS SAN FILIPPO IV Nicholas San Filippo IV, Incorporator

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  EXHIBIT 3.25